UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2011

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North J. K. Powell Boulevard, Whiteville, NC		28472-3008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2011, Waccamaw Bankshares, Inc. (the “Company”), received a determination letter from the staff of the Nasdaq Listing Qualifications Department (the “Staff”) stating that the Staff has determined to deny the Company’s request for continued listing on The Nasdaq Stock Market. Nasdaq previously notified the Company on April 4, 2011, and June 24, 2011, that the Company did not comply with Nasdaq’s filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) because it had not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, or its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, with the Securities and Exchange Commission. The delisting determination is based on the Company’s continued noncompliance with Listing Rule 5250(c)(1) and the Staff’s determination that the Company’s plan to achieve compliance did not present definitive evidence of the Company’s ability to regain compliance within the time period permitted by the Nasdaq listing rules.

As a result of this determination, trading of the Company’s common stock will be suspended at the opening of business on July 6, 2011, unless the Company requests an appeal of the Staff’s determination before a Nasdaq hearings panel. The Company intends to timely request a hearing before the hearings panel which, if granted, will automatically stay the suspension of the Company’s securities through the open of business on July 18, 2011. In connection with its request for a hearing, the Company will request that the hearings panel continue the stay until the conclusion of the hearing. However, there can be no assurance that the hearings panel will grant the Company’s request for an extended stay.

The hearings panel has the authority to grant the Company an extension of time within which to regain compliance with the filing requirements for a period not to exceed 360 days from the due date of the Company’s first late report (until March 26, 2012). There can be no assurance that the hearings panel will grant the Company any additional time to regain compliance.

The Company also received two additional noncompliance notices from Nasdaq on June 24, 2011. The first notice states that the minimum bid price for the Company’s common stock has closed below $1.00 per share for thirty consecutive business days and that the Company is therefore not in compliance with Nasdaq Listing Rule 5450(a)(1). The second notice states that the Company has not maintained a minimum market value of publicly held shares of $5,000,000 for thirty consecutive business days and that the Company is therefore not in compliance with Listing Rule 5450(b)(1)(C).

The minimum bid price notification letter states that the Company has a period of 180 calendar days, or until December 21, 2011, in which to regain compliance. The Company can regain compliance if at any time during this 180-day period the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days.

The minimum market value of publicly held shares notification letter also states that the Company has a compliance period of 180 calendar days, or until December 21, 2011, in which to regain compliance. The Company can regain compliance if at any time during this 180-day period the market value of publicly held shares closes at $5,000,000 or more for a minimum of ten consecutive business days.

The Company intends to monitor the bid price of its common stock and the market value of its publicly held shares and will consider available options to resolve these deficiencies and regain compliance with the Nasdaq requirements.

On June 30, 2011, the Company issued a press release disclosing its receipt of the Nasdaq staff delisting determination and the additional Nasdaq notices regarding minimum bid price and minimum market value of publicly held shares. A copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 30, 2011, the Company issued a press release, a copy of which is attached as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 30, 2011, regarding Nasdaq notices

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.
(Registrant)

Date	June 30, 2011

/s/ Geoffrey R. Hopkins
Geoffrey R. Hopkins
President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 30, 2011, regarding Nasdaq notices